UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2006

BRE PROPERTIES, INC.

(Exact name of registrant as specified in charter)

Maryland	001-14306	94-1722214
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

525 Market Street, 4th Floor, San Francisco, CA 94105-2712

(Address of principal executive offices) (Zip Code)

(415) 445-6530

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 15, 2006, BRE Properties, Inc. (the “Company”) issued $460 million aggregate principal amount of its 4.125% Convertible Senior Notes due 2026 (the “Notes”), including $60 million aggregate principal amount of Notes to cover over-allotments. The terms of the Notes are governed by an indenture, dated as of June 23, 1997, as amended and supplemented by the First Supplemental Indenture, dated as of April 23, 1998, and the Second Supplemental Indenture, dated as of August 15, 2006 (collectively, the “Indenture”). A copy of the Second Supplement Indenture, including the form of the Notes, the terms of which are incorporated herein by reference, is attached as Exhibit 4.1 to this report. See Item 2.03 below for additional information.

The Notes and the shares of common stock of the Company issuable in certain circumstances upon conversion of the Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company offered and sold the Notes to the initial purchasers of Notes (the “Initial Purchasers”) in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.

On August 15, 2006, in connection with the issuance and sale of the Notes, the Company also entered into a registration rights agreement with Wachovia Capital Markets, LLC and Deutsche Bank Securities Inc., in their capacity as representatives of the Initial Purchasers, dated as of August 15, 2006 (the “Registration Rights Agreement”). A copy of the Registration Rights Agreement, the terms of which are incorporated herein by reference, is attached as Exhibit 10.1 to this report.

Pursuant to the Registration Rights Agreement, the Company has agreed that it will:

•	file a shelf registration statement on Form S-3 with the Securities and Exchange Commission by November 13, 2006 to cover resales of the Notes and the underlying shares of common stock of the Company that may be issuable upon conversion of the Notes;

•	use its reasonable efforts to have that registration statement declared effective as promptly as reasonably practicable but in any event by February 11, 2007; and

•	use its reasonable efforts to keep the registration statement effective until the earliest of:

•	the date when all of the Notes and shares of common stock of the Company that may be issuable upon conversion of the Notes are sold pursuant to the effective registration statement; and

•	the date when all holders of the Notes or shares of common stock of the Company that may be issuable upon conversion of the Notes are able to sell all such securities immediately without restriction pursuant to Rule 144(k) under the Securities Act, or any similar provision then in effect.

If the Company does not meet these deadlines then, subject to certain exceptions, additional interest will accrue on the Notes to be paid semi-annually in arrears at a rate per year equal to 0.25% of the principal amount of Notes to and including the 90th day following such registration default, or 0.50% of the principal amount thereafter, for the period during which the registration default is not cured.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant

On August 15, 2006, the Company issued $460,000,000 aggregate principal amount of the Notes. The purchase price paid by the Initial Purchasers was 98.5% of the initial offering price thereof, and the Initial Purchasers received discounts and commissions in an aggregate amount of $6.9 million in connection with the issuance and sale of the Notes. The Notes are general unsecured senior obligations of the Company and rank equally in right of payment with all other senior unsecured indebtedness of the Company. Interest is payable on February 15 and August 15 of each year beginning February 15, 2007 until the maturity date of August 15, 2026. The Company’s obligations under the Notes are not guaranteed by any third party.

The Notes bear interest at 4.125% per annum and contain a conversion settlement feature, which provides that at any time on or after July 15, 2026 but prior to the close of business on the second business day prior to maturity, the Notes may, under certain circumstances, be convertible into cash (up to the principal amount of the Notes) and, with respect to any excess conversion value, into cash, shares of common stock of the Company or a combination of cash and shares of common stock of the Company at an initial conversion rate of 14.0432 shares per $1,000 principal amount of Notes. At the initial conversion rate, the Notes are convertible into common stock of the Company at a conversion price of approximately $71.21 per share, representing an approximately 27.5% premium over the last reported sale price of the common stock of the Company on August 9, 2006, which was $55.85 per share.

Prior to February 21, 2012, the Company may not redeem the Notes except to preserve its status as a real estate investment trust for U.S. federal income tax purposes. On or after February 21, 2012, at the Company’s option, the Notes are redeemable in cash in whole or in part at 100% of the principal amount plus accrued and unpaid interest upon at least 30 days’ but not more than 60 days’ prior written notice by mail to holders of the Notes.

The holders of the Notes have the right to require the Company to repurchase the Notes in cash in whole or in part on each of February 21, 2012, August 15, 2013, August 15, 2016 and August 15, 2021, and in the event of a change in control transaction, for a repurchase price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest.

Certain events are considered “Events of Default,” which may result in the accelerated maturity of the Notes, including:

•	a default in payment of any principal, premium or interest payment due with respect to the Notes;

•	a default in delivery of cash and any shares of common stock of the Company issuable upon conversion of the Notes, which default continues for 15 days;

•	the Company’s failure to provide notice of a change in control transaction;

•	the Company’s failure to perform or observe the covenants under the Indenture governing the Notes for a period of 60 days after receiving notice of such failure;

•	the Company’s failure to pay when due at maturity or a default that results in the acceleration of maturity of any indebtedness for borrowed money of the Company in an aggregate amount of $20 million or more, unless the acceleration is rescinded or annulled within 10 days after written notice of default is given to the Company; and

•	certain events of bankruptcy, insolvency or reorganization.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained in Items 1.01 and 2.03 of this report is incorporated herein by reference.

Item 8.01.	Other Events.

On August 9, 2006, the Company announced that it priced a private offering of $400 million in aggregate principal amount of Notes. The Company granted the Initial Purchasers an option to purchase an additional $60 million in aggregate principal amount of Notes to cover over-allotments. The Company expects to use the net proceeds from the issuance and sale of the Notes to redeem or repurchase existing senior unsecured indebtedness, repurchase concurrently with the closing of the offering of the Notes approximately 1,342,883 shares of common stock of the Company at a price of $55.85 per share, for general corporate purposes and, pending such uses, to temporarily reduce borrowings under the Company’s unsecured credit facility. For additional information concerning the private offering, refer to Exhibit 99.1 contained in this report.

On August 15, 2006, the Company elected to redeem all $150,000,000 aggregate principal amount of its outstanding 5.95% Notes due 2007 (the “2007 Notes”). The Company set September 15, 2006 as the redemption date, and J.P. Morgan Trust Company, National Association, as trustee, mailed a notice of redemption to all holders of the 2007 Notes on August 15, 2006. All $150,000,000 aggregate principal amount of the 2007 Notes outstanding on September 15, 2006 will be redeemed at a redemption price equal to the greater of (i) 100% of the principal amount of the 2007 Notes or (ii) $1,002.83 per $1,000 principal amount of the 2007 Notes, in each case, plus accrued and unpaid interest from September 1, 2006 up to but not including September 15, 2006.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Second Supplemental Indenture, dated as of August 15, 2006, between BRE Properties, Inc. and J.P. Morgan Trust Company, National Association, as trustee, including the form of 4.125% Convertible Senior Notes due 2026.

10.1	Registration Rights Agreement, dated as of August 15, 2006, between BRE Properties, Inc. and Wachovia Capital Markets, LLC and Deutsche Bank Securities Inc.

99.1	Press Release dated August 9, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2006

BRE PROPERTIES, INC.
(Registrant)

By:	/s/ Edward F. Lange, Jr.
Edward F. Lange, Jr.
Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description
4.1	Second Supplemental Indenture, dated as of August 15, 2006, between BRE Properties, Inc. and J.P. Morgan Trust Company, National Association, as trustee, including the form of 4.125% Convertible Senior Notes due 2026.

10.1	Registration Rights Agreement, dated as of August 15, 2006, between BRE Properties, Inc. and Wachovia Capital Markets, LLC and Deutsche Bank Securities Inc.

99.1	Press Release dated August 9, 2006.